                                                                    Exhibit 99.1
January 22, 2001

            Endocardial Solutions Reports Preliminary Fourth Quarter
                             & 2000 Earnings Results
                   Sales Up 43% Over Q4'99 and Up 53% For Year

             MINNEAPOLIS / ST.PAUL -- Endocardial Solutions, Inc. (Nasdaq: ECSI) today reported net sales for the fourth quarter 2000 of $4,368,568, compared with $3,056,865 for the same period of 1999. The loss for the fourth quarter was $1,880,236, or $.15 per share, compared with a net loss of $2,538,457, or $.25 per share, for the same period of 1999.

             Net sales of $14,562,894 for the year ended December 31, 2000, compared with $9,597,193 for 1999. The net loss for the year was $10,311,147, or $.92 per share, compared with $11,728,656, or $1.23 per share, for 1999.

             "We are very pleased with our fourth quarter results," said Jim Bullock, President and Chief Executive Officer. "Having concluded our first full year of sales in the United States we have developed a solid commercial foundation. Additionally, our fourth quarter income statement reflects continued progress in our business.

             - We achieved strong sales in systems and catheters during the fourth quarter.

             - Our margin of 58% reflects positive mix, excellent cost management, and stable pricing.

             - Our operating expenses continue to be managed very well, resulting in improved operating leverage.

             Our objective for 2001 is to have an installed base of 200 EnSite systems worldwide. The following accomplishments during the past year give me confidence in realizing that goal:

             - We completed a $12.7 million equity financing which allowed us to move forward on market expansion in the United States, clinical trials for atrial fibrillation and software and hardware development.

             - Clarity -Trademark- Software was released in the United States and Europe making the EnSite 3000 -Registered Trademark- System simpler to use.

             - Our EnSite -Registered Trademark- Catheter received pass-through outpatient Medicare reimbursement status by the Health Care Financing Administration.

                               Page 5 of 9 Pages

             - The completion of our sales, clinical engineering, and customer support infrastructure.

             - The development of our Asia Pacific Business Unit resulting in over $1 million in sales in 2000.

             - The increased clinical acceptance of our EnSite 3000 -Registered Trademark- System with over 140 abstracts and manuscripts relating to clinical application of the EnSite 3000 -Registered Trademark-System.

             Our entire team is committed to ensuring that the EnSite 3000 -Registered Trademark-System is the standard of care in the diagnosis of complex arrhythmias. 2001 will be a very exciting year," Bullock concluded.

             The U.S. Food and Drug Administration cleared the EnSite 3000 -Registered Trademark-System for use in diagnostic mapping of complex arrhythmias in the right atrium of the heart during the second quarter 1999. Through a distribution agreement with Medtronic, Inc. (www.medtronic.com), the EnSite 3000 -Registered Trademark- System and catheter have been available to electrophysiologists in Europe since the second quarter 1998.

             Based in St. Paul, Minnesota, Endocardial Solutions (www.endocardial.com) develops, manufactures and markets technology for diagnostic mapping of complex arrhythmias (abnormally rapid heartbeats caused by irregular electrical activity in the heart). The EnSite 3000 -Registered Trademark- System provides a 3D graphical display of the heart's electrical activity.

             The discussion above is based on preliminary financial results, which are subject to further review and adjustment, and contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding gross margins, operating expenses and revenue expectations, that involve a number of risks and uncertainties. A number of factors should be considered in conjunction with these forward-looking statements. These factors are set forth in the cautionary statements included in
Exhibit 99 to Endocardial Solutions' Form 10-Q for the quarter ended September 30, 2000, filed with the Securities and Exchange Commission. Endocardial Solutions cautions investors and others to review the statements set forth in that report and that other factors may prove to be important in affecting the business and results of operations of Endocardial Solutions.

             Contacts:
             Jim Bullock, President and CEO, Endocardial Solutions (651) 523-6928 jbullock@endocardial.com


                               Page 6 of 9 Pages

                           ENDOCARDIAL SOLUTIONS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   For the Three Months Ended
                                                --------------------------------
                                                 December 31,      December 31,
                                                       2000              1999
                                                --------------    --------------

Revenue                                          $  4,368,568      $  3,056,865
  Cost of goods sold                                1,844,905         1,753,668
  Gross margin                                      2,523,663         1,303,197

Operating expenses:
  Research and development                          1,028,510           986,812
  General and administrative                          458,971           498,762
  Sales and marketing                               2,940,028         2,363,321
                                                --------------    --------------
Operating loss                                     (1,903,846)       (2,545,698)

Other income (expense):
  Interest income                                     193,498           114,337
  Interest expense                                   (169,888)         (107,096)
                                                --------------    --------------
                                                       23,610             7,241
                                                --------------    --------------

Net loss for the period                          $ (1,880,236)     $ (2,538,457)
                                                ==============    ==============

Net loss per share -  basic and diluted          $      (0.15)     $      (0.25)
                                                ==============    ==============

Weighted average shares outstanding                12,239,674        10,179,652
                                                ==============    ==============


                                                      For the Years Ended
                                                --------------------------------
                                                 December 31,      December 31,
                                                       2000              1999
                                                --------------    --------------

Revenue                                          $ 14,562,894      $  9,597,193
  Cost of goods sold                                7,174,431         6,592,409
  Gross margin                                      7,388,463         3,004,784
                                                --------------    --------------

Operating expenses:
  Research and development                          4,459,737         5,102,378
  General and administrative                        2,073,795         2,004,991
  Sales and marketing                              11,093,095         7,712,522
                                                --------------    --------------
Operating loss                                    (10,238,164)      (11,815,107)

Other income (expense):
  Interest income                                     604,691           465,060
  Interest expense                                   (677,674)         (378,609)
                                                --------------    --------------
                                                      (72,983)           86,451
                                                --------------    --------------

Net loss for the period                          $(10,311,147)     $(11,728,656)
                                                ==============    ==============

Net loss per share - basic and diluted           $      (0.92)     $      (1.23)
                                                ==============    ==============

Weighted average shares outstanding                11,212,420         9,559,494
                                                ==============    ==============


                          SELECTED BALANCE SHEET DATA


                                                 December 31,      December 31,
                                                       2000              1999
                                                --------------    --------------

Cash and cash equivalents                        $ 10,759,128      $  7,086,786
Working capital                                     7,272,956         9,699,660
Total assets                                       21,356,333        17,577,986
Total liabilities                                  11,492,164         9,324,414
Stockholders' equity                                9,864,169         8,253,572


                                   Page 7 of 9 Pages